UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices and zip code)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On February 28, 2022, IHS Markit Ltd., a Bermuda exempted company limited by shares (“IHS Markit”), completed its previously announced merger with S&P Global Inc. (“S&P Global”). Pursuant to the Agreement and Plan of Merger, dated as of November 29, 2020 (as amended by Amendment No. 1 thereto, dated as of January 20, 2021, the “Merger Agreement”), by and among IHS Markit, S&P Global and Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of S&P Global (“Merger Sub”), Merger Sub merged with and into IHS Markit (the “Merger”), with IHS Markit continuing as the surviving company of the Merger and a wholly owned subsidiary of S&P Global.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding common share, par value $0.01 per share, of IHS Markit (excluding any shares held by IHS Markit in treasury) was converted into the right to receive 0.2838 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $1.00 per share, of S&P Global (“S&P Global Common Stock”), with cash in lieu of fractional shares of S&P Global Common Stock, without interest (such cash and the newly issued shares of S&P Global Common Stock, the “Merger Consideration”).

At the Effective Time, the outstanding equity awards of IHS Markit were treated as follows:

•

Each restricted share unit award was converted into an S&P Global restricted share unit award (an “S&P RSU Award”) based on the Exchange Ratio, with the same terms and conditions. S&P RSU Awards held by employees of IHS Markit will vest in full if the holder’s employment is terminated without cause (other than as a result of death or disability) or for good reason by the holder during a specified period following the Effective Time (a “Qualifying Termination”). S&P RSU Awards held by non-employee directors of IHS Markit vested in full at the Effective Time.

•

Each performance share unit award (an “IHS Markit PSU Award”) was converted into an S&P RSU Award based on the Exchange Ratio (assuming target performance), with the same terms and conditions (provided that any performance-vesting conditions no longer applies). The S&P RSU Awards are eligible to vest with respect to 200% of the target number of shares covered by the award if the applicable holder remains employed through the end of the applicable performance period. In the event of a Qualifying Termination prior to the end of the applicable vesting date, awards scheduled to vest in February 2023 will vest with respect to 175% of the target number of shares and awards scheduled to vest in February 2024 will vest with respect to 150% of the target number of shares.

•	Each IHS Markit deferred share unit award was converted into an S&P Global deferred share unit award based on the Exchange Ratio, with the same terms and conditions.

•

Each option to purchase IHS Markit Common Shares was converted into an option to purchase S&P Global Common Stock based on the Exchange Ratio (with respect to both the number of shares and the per share exercise price), with the same terms and conditions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the amendment to the Merger Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The aggregate number of shares of S&P Global Common Stock payable as consideration in the Merger was approximately 122 million shares of S&P Global Common Stock. The issuance of shares of S&P Global Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-251999) filed by S&P Global with the SEC and declared effective on January 22, 2021 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 28, 2022, the Company terminated all commitments and obligations under the Credit Agreement, dated as of November 29, 2019, among IHS Markit, Bank of America, N.A. as administrative agent, and the lenders party thereto (the “Credit Agreement”). The Company did not incur any termination or exit fees in connection with the termination of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated herein by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, IHS Markit requested that the New York Stock Exchange (“NYSE”) suspend trading of IHS Markit Common Shares on NYSE and remove IHS Markit Common Shares from listing on NYSE, in each case, prior to the opening of the market on February 28, 2022. IHS Markit also requested that NYSE file a notification of removal from listing of IHS Markit Common Shares on Form 25 with the SEC.

IHS Markit intends to file Form 15 with the SEC to request the deregistration of IHS Markit Common Shares under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of IHS Markit’s reporting obligations under Sections 13 and 15(d) of the Exchange Act ten days after the filing of the Form 25.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of IHS Markit Common Shares immediately prior to the Effective Time ceased to have any rights as a shareholder of IHS Markit other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of IHS Markit occurred, and IHS Markit is now a wholly owned subsidiary of S&P Global.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, all of the directors of IHS Markit ceased serving as directors of IHS Markit and Grant Nicholson, Sally Moore, Kevin Wise, Kathryn Owen and Elizabeth Hithersay became directors of IHS Markit.

In connection with the Merger, Lance Uggla, Jonathan Gear, Sari Granat, Edouard Tavernier and Michael Easton will resign from their positions as officers of IHS Markit. Adam Kansler will remain as an Executive Vice President of IHS Markit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

As of the Effective Time, the bye-laws of IHS Markit were amended and restated in their entirety (the “A&R Bye-laws”). A copy of the A&R Bye-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

In connection with the Merger, IHS Markit will change its fiscal year end from November 30 to December 31 of each calendar year, effective as of February 28, 2022.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, IHS Markit will adopt a new code of ethics (the “Code”) applicable to IHS Markit’s employees, officers and directors. The Code clarifies (i) the types of permitted conduct under the Code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which can be found on the Corporate Governance section of S&P Global’s Investor Relations website at http://investor.spglobal.com (which website, for the avoidance of doubt, is not incorporated herein by reference).

Item 8.01.	Other Events.

On February 28, 2022, IHS Markit and S&P Global issued a joint press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference into this Item 8.01.

As a condition of securing regulatory approval for the merger, S&P Global and IHS Markit have agreed to divest certain of their businesses. S&P Global’s divestitures include CUSIP Global Services, its Leveraged Commentary and Data business and a related family of leveraged loan indices while the IHS Markit’s divestitures include Oil Price Information Services; Coal, Metals and Mining; and PetroChem Wire businesses and its base chemicals business.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among S&P Global Inc., Sapphire Subsidiary, Ltd., and IHS Markit Ltd. dated as of November 29, 2020 (incorporated by reference to Exhibit 2.1 of the IHS Markit Ltd. Current Report on Form 8-K (file no. 001-36495) filed on December 1, 2020)

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among S&P Global Inc., Sapphire Subsidiary, Ltd., and IHS Markit Ltd. dated as of January 20, 2021 (incorporated by reference to Exhibit 2.4 of the IHS Markit Ltd. Annual Report on Form 10-K for the year ended November 30, 2020 (file no. 001-36495), filed on January 22, 2021)

3.1	Amended and Restated Bye-laws of IHS Markit Ltd., dated February 28, 2022

99.1	Joint Press Release, dated February 28, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: February 28, 2022	By:	/s/ Christopher McLoughlin
Christopher McLoughlin
Secretary